EX-28.h.2.b.viii

DFA INVESTMENT TRUST COMPANY

ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
ADDENDUM NUMBER NINE

THIS ADDENDUM is made as of the 30th day of March, 2007, by and between DFA INVESTMENT TRUST COMPANY, a Delaware business trust (the “Fund”), and PFPC INC., formerly known as “Provident Financial Processing Corporation” (“PFPC”).

W I T N E S S E T H :

WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended; and

WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services to the Fund pursuant to an Administration and Accounting Services Agreement, dated January 15,1993, as amended (the “Agreement”), which, as of the date hereof, remains in full force and effect; and

WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any series organized by the Fund after the date of the Agreement, as agreed to in writing by PFPC and the Fund; and

WHEREAS, PFPC presently provides such services to the existing series of the Fund, and has agreed to provide such services to a new Series of the Fund, designated as The Canadian Small Company Series, which is listed on Schedule B, attached hereto; and

WHEREAS, the Fund wishes to discontinue such services to the series of the Fund designated as: The LD U.S. Marketwide Series; The HD U.S. Marketwide Series; The LD U.S. Marketwide Value Series and The HD U.S. Marketwide Value Series each of which shall be removed from Schedule B attached hereto; and

WHEREAS, the Fund has changed the name of the series The Pacific Rim Small Company Series to The Asia Pacific Small Company Series, which is listed on Schedule B, attached hereto; and

WHEREAS, Paragraph 18 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1.           The Agreement is amended to provide that the Series set forth on “Schedule B, Series of DFA Investment Trust Company Amended and Restated March 30, 2007,” which is attached hereto, shall be “Series” under the Agreement.

2.           The fee schedules of PFPC applicable to the Series shall be as agreed to in writing, from time to time, by the Fund and PFPC.

3.           In all other respects, the Agreement shall remain unchanged and in full force and effect.

4.           This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.           The effective date of this Addendum shall be March 30, 2007.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Nine to the Agreement to be executed by their duly authorized officers designated below on the day and year first written above.

DFA INVESTMENT TRUST COMPANY

By: /s/ Julie Henderson

Name:  Julie Henderson

Title: VP & Controller

PFPC INC.

By: /s/ Jay F. Nusblatt

Name: Jay F. Nusblatt

Title: SVP

Amended and Restated
March 30, 2007

SCHEDULE B

SERIES OF
DFA INVESTMENT TRUST COMPANY

The U.S. Micro Cap Series
The U.S. Small Cap Series
The U.S. Large Company Series
The Enhanced U.S. Large Company Series
The U.S. Small Cap Value Series
The U.S. Large Cap Value Series
The U.S. Targeted Value Series (formerly The U.S. Small XM Value Series)
The Japanese Small Company Series
The Asia Pacific Small Company Series (formerly The Pacific Rim Small Company Series)
The United Kingdom Small Company Series
The Emerging Markets Series
The DFA International Value Series
The Emerging Markets Small Cap Series
The Continental Small Company Series
The DFA One-Year Fixed Income Series
The DFA Two-Year Global Fixed Income Series
The Tax-Managed U.S. Marketwide Value Series
The Tax-Managed U.S. Equity Series
The Global Value Series
The Global Large Company Series
The Global Small Company Series
The Canadian Small Company Series